CERTIFICATE OF INCORPORATION

                                       OF

                                   IOSTA, INC.

          FIRST. The name of the Corporation is Iosta, Inc.

          SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000 shares, par value $0.10 per share. The Common Stock shall be issued in one series. All voting rights of the shareholders shall be vested exclusively in the outstanding shares of Common Stock, and each such share shall entitle the holder thereof to one vote per share.

          FIFTH. The name of the Corporation's sole incorporator is Timothy E. McAllister, whose mailing address is 260 Franklin Street, Suite 2300, Boston, Massachusetts 02110.

          SIXTH. The Corporation is to have perpetual existence.

          SEVENTH. In furtherance of, and not in limitation of, powers conferred by statute, it is further provided:

               A. The Board of Directors is expressly authorized to adopt, amend or repeal the By- Laws of the Corporation.

               B. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

               C. The books and records of the Corporation may be kept as such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

          EIGHTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the

Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          NINTH. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          TENTH. The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation, and is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any By-law, agreement, vote of directors or stockholders or otherwise.

          ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation (as it may, from time to time, be amended, altered or changed), and all rights conferred upon stockholders herein are granted subject to this reservation.

          The undersigned, Timothy E. McAllister, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my free act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of December, 1998.


                                        /s/ Timothy E. McAllister
                                        ------------------------------------
                                        Timothy E. McAllister

                                   IOSTA, INC.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


          Iosta, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          That the board of directors of the Corporation has duly adopted a resolution proposing an amendment to the Certificate of Incorporation of the Corporation and that the holders of the requisite number of outstanding shares of Common Stock of the Corporation have duly approved such amendment by the required vote of such stockholders, adopted by a written action in lieu of a meeting of such stockholders, all in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware. The resolution adopting such amendment is as follows:

          "VOTED: That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered First so that, as amended, such Article First shall be and read in its entirety as follows:

                         "FIRST. The name of the Corporation is NGG Holdings, Inc."

          IN WITNESS WHEREOF, NGG Holdings, Inc. has caused this certificate to be signed, under penalties of perjury, by Clare M. Phelan, its Vice President, as of December 31, 1998.

                                        IOSTA, INC.


                                        By:  /s/ Clare M. Phelan
                                             -----------------------------------
                                             Clare M. Phelan, Vice President

                               NGG HOLDINGS, INC.
                                NGG TRUSTEE LLC I

                              CERTIFICATE OF MERGER


          NGG Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, and NGG Trustee LLC I, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the Commonwealth of Massachusetts, do hereby certify:

          FIRST: That the constituent entities of the Merger are

               1. NGG Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware; and

               2. NGG Trustee LLC I, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the Commonwealth of Massachusetts.

          SECOND: That an Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities, all in accordance with Section 264 of the General Corporation Law of the State of Delaware and Section 60 of the Limited Liability Company Act of the Commonwealth of Massachusetts.

          THIRD: That the name of the surviving corporation is

               NGG Holdings, Inc.

          FOURTH: That the certificate of incorporation of NGG Holdings, Inc. shall be the certificate of incorporation of the surviving corporation, and shall be amended as follows:

               "FIRST.  The name of the Corporation is National Grid USA."

          FIFTH: That the executed Agreement of Merger is on file at an office of NGG Holdings, Inc., at 25 Research Drive, Westborough, Massachusetts 01582.

          SIXTH: That a copy of the Agreement of Merger will be furnished by NGG Holdings, Inc., on request and without cost, to any stockholder or member of any constituent corporation or limited liability company.


          IN WITNESS WHEREOF, NGG Holdings, Inc. has caused this certificate to be signed, under penalties of perjury, by Clare M. Phelan, its Vice President, and NGG Trustee LLC I has caused this certificate to be signed, under penalties of perjury, by Clare M. Phelan, its Manager and Vice President, as of March 22, 2000.

                                        NGG HOLDINGS, INC.



                                        By:
                                             -----------------------------------
                                             Clare M. Phelan, Vice President


                                        NGG TRUSTEE LLC I



                                        By:
                                             -----------------------------------
                                             Clare M. Phelan, Vice President and
                                             Manager

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